EXHIBIT 99.A10.B


                                       RELIASTAR
SUPPLEMENT TO                          RELIASTAR LIFE INSURANCE COMPANY
LIFE INSURANCE APPLICATION             P.O. Box 20, Minneapolis, Minnesota 55440

1.  DEATH BENEFIT QUALIFICATION TEST: [ ] Guideline Premium Test
                                      [ ] Cash Value Accumulation Test*

2.  DEATH BENEFIT OPTION:   [ ] Level [ ] Variable [ ] Face Amount Plus Premium*
    *not available with all products

3.  ALLOCATION OF PREMIUM PAYMENTS: ALLOCATION MUST BE IN WHOLE PERCENTAGE
                                    POINTS TOTALING 100%.

a.  [     %] Fixed Account (SFA)               JANUS ASPEN SERIES                     OCC ACCUMULATION TRUST

                                               l.  [     %] Aggressive Growth         x.  [     %] Equity
THE ALGER AMERICAN FUND                                     Portfolio (JAG)                        Portfolio (OEP)

b.  [     %] Alger American Growth             m.  [     %] Growth                    y.  [     %] Global Equity
             Portfolio (AGR)                                Portfolio (JGP)                        Portfolio (OGE)

c.  [     %] Alger American Mid Cap            n.  [     %] International Growth      z.  [     %] Managed
             Growth Portfolio (AMG)                         Portfolio (JIG)                        Portfolio (OMP)

d.  [     %] Alger American Small              o.  [     %] Worldwide Growth          aa. [     %] Small Cap
             Capitalization Portfolio (ASC)                 Portfolio (JWG)                        Portfolio (OSC)

FIDELITY VARIABLE INSURANCE                    NEUBERGER BERMAN ADVISERS              PUTNAM VARIABLE TRUST
PRODUCTS FUNDS                                 MANAGEMENT TRUST
                                                                                      bb. [     %] Putnam VT Growth &
e.  [     %] VIP Equity Income                 p.  [     %] Limited Maturity Bond                  Income Fund (PGI)
             Portfolio (FEI)                                Portfolio (NLM)
                                                                                      cc. [     %] Putnam VT New
f.  [     %] VIP Growth                        q.  [     %] Partners                               Opportunities Fund (PNO)
             Portfolio (FGP)                                Portfolio (NPP)
                                                                                      dd. [     %] Putnam VT Voyager
g.  [     %] VIP High Income                   r.  [     %] Socially Responsive                    Fund (PVY)
             Portfolio (FHI)                                Portfolio (NSR)
                                                                                      OTHER INVESTMENT COMPANIES/FUNDS
h.  [     %] VIP Money Market                  NORTHSTAR GALAXY TRUST
             Portfolio (FMM)                                                          SPECIFY BOTH THE INVESTMENT COMPANY
                                               s.  [     %] Growth & Value            AND FUND NAMES.
FIDELITY VARIABLE INSURANCE                                 Portfolio (NGF)
PRODUCTS FUNDS II                                                                     ee. [     %] ________________________
                                               t.  [     %] High Yield Bond
i.  [     %] VIP II Contrafund                              Portfolio (NHY)           ff. [     %] ________________________
             Portfolio (FCF)
                                               u.  [     %] Emerging Growth           gg. [     %] ________________________
j.  [     %] VIP II Index 500                               Portfolio (NIG)
             Portfolio (FIN)                                                          hh. [     %] ________________________
                                               v.  [     %] International Value
k.  [     %] VIP II Investment Grade                        Portfolio (NIV)
             Bond Portfolio (FIG)
                                               w.  [     %] Research Enhanced
                                                            Index Portfolio (WMS)


We will allocate all future payments as shown above. You may change this allocation by giving us written notice.

We reserve the right to limit your participation to a total of seventeen Sub-Account funds over the lifetime of your Policy. Upon participation in the seventeenth Sub-Account fund, you would be able to allocate premiums to and transfer within the seventeen Sub-Account funds already used and which are still available, but could not participate in any other Sub-Account funds.

I understand and agree that this supplement is part of my application for a life insurance and will be considered part of my Policy with ReliaStar Life
Insurance Company.

Date         Signature of Agent             Signature of Proposed Contract Owner

----------   ----------------------------   ------------------------------------

47554                                                                      12-98

RELIASTAR

LIFE INSURANCE APPLICATION


================================================================================


INSTRUCTIONS TO AGENTS

Temporary Insurance Agreement and Receipt

1. Give to the applicant only if at least 10% of the initial annual premium (one monthly premium if a preauthorized method of collection is used) is taken with the application, or if a government allotment, account deduction, or other premium payment authorization form is completed with the application.

2. Except as provided in the Receipt, you do not have authority to bind coverage.

3.   You do not have authority to vary the terms of the Receipt.

The check or money order is to be made payable to ReliaStar Life Insurance Company (ReliaStar Life).

Settlement may not be accepted, nor may the Receipt be given, if:

1.   The amount of this application (including ADB) exceeds $500,000;

2. The amount of this application (including ADB) plus all previously issued or applied for coverage with ReliaStar Life exceeds $1,000,000; or

3.   Either question 4, 5, or 6 of Section J is answered yes.

You must detach the notices regarding consumer reports, MIB, and information practices and give them to the applicant.


                   RELIASTAR
                   RELIASTAR LIFE INSURANCE COMPANY
                   P.O. Box 20, Minneapolis, Minnesota 55440

45675a                                                                 Rev. 6/98